EXHIBIT (25)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305 (b) (2)

                THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK
                -------------------------------------------------
               (Exact name of trustee as specified in its charter)

                  New York                                     13-5691211
                  --------                                     ----------
 (Jurisdiction of incorporation or organization              (I.R.S. employer
          if not a U.S. national bank)                    Identification number)

              One Liberty Plaza
              New York, N.Y.                                    10006
              -----------------                               ----------
              (Address of principal                           (Zip code)
              executive office)

                                       N/A
                     -------------------------------------
             Name, address and telephone number of agent for service

                             HEALTHSOUTH CORPORATION
                     -------------------------------------
               (Exact name of obligor as specified in its charter)

                                    DELAWARE
                                    --------
         (State or other jurisdiction of incorporation or organization)

                                    630860407
                                    ---------
                      (I.R.S. employer identification no.)
                             One HealthSouth Parkway

            Birmingham, Alabama                                   35243
            -------------------                                   -----
   (Address of principal executive offices)                   (Postal Code)


                          7 5/8% SENIOR NOTES due 2012
                          -----------------------------
                       (Title of the indenture securities)

Item 1.     General Information
            -------------------

            Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                           Board of Governors of the Federal Reserve System Washington, D.C.

                           State of New York Banking Department
                           State House, Albany, N.Y.

            (b) Whether it is authorized to exercise corporate trust powers.
                   The Trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliation with the Obligor.
            -----------------------------

            If the obligor is an affiliate of the trustee, describe each such affiliation.

                   The obligor is not an affiliate of the Trustee.

Item 3.     Not applicable.
            ---------------

Item 4.     Trusteeships under other indentures.
            ------------------------------------

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

            (a) Title of securities outstanding under each such other indenture.

                           HEALTHSOUTH Corporation
                           3.25% Convertible Subordinated Debentures due 2003

            (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indentures.

                   The trustee does not believe there is a default under the outstanding indenture securities. The ranking of the securities to be issued under this indenture will rank senior to the securities issued and outstanding under such other indenture.

Item 5 through Item 15.  Not applicable.


Item 16.    List of Exhibits.
            -----------------


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

  List below all exhibits filed as part of this statement of eligibility.

  Exhibit 1 - Copy of the Organization Certificate of the Trustee as now in
              effect. (Exhibit 1 to T-1 to Registration Statement No. 333-6688).

  Exhibit 2 - Copy of the Certificate of Authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement
              No. 333-6688).

  Exhibit 3 - None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.

  Exhibit 4 - Copy of the existing By-Laws of the Trustee. (Exhibit 4 to T-1 to
              Registration Statement No. 333-6688).

  Exhibit 5 - No Indenture referred to in Item 4.

  Exhibit 6 - The consent of the Trustee required by Section 321 (b) of the
              Trust Indenture Act of 1939.(Exhibit 6 to T-1 to Registration Statement No. 333-27685).

  Exhibit 7 - Copy of the latest Report of Condition of the Trustee as of
              March 31, 2002


                                    SIGNATURE


         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 21st day of June, 2002.




                                             THE BANK OF NOVA SCOTIA TRUST
                                                      COMPANY OF NEW YORK


                                             By: /S/ John F. Neylan
                                                --------------------------------
                                                 John F. Neylan
                                                 Trust Officer



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

  The Bank of Nova Scotia Trust Company of New York
Legal Title of Bank

  New York
City

  New York                      10006
State                          Zip Code



FDIC Certificate Number




CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RE-BALANCE SHEET



                                                                Dollar Amounts in Thousands       RCON   BIL    MIL   THOU
                                                                                                  ----   ---    ---   ----
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin(1)......................................0081                660    1.a.
    b. Interest-bearing balances(2)...............................................................0071           1    770    1.b.
 2. Securities
    a. Held-to maturity securities (from Schedule RC-B, column A).................................1754           1    217    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)...............................1773                 0     2.b.
 3. Federal funds sold and securities purchased under agreements to resell:
    a. FEDERAL FUNDS SOLD.........................................................................B987                 0     3.a.
    b. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL(3).........................................B909           13   000    3.b.
 4. Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale.............................................................5369                 0     4.a.
    b. Loans and leases, net of unearned income........................................B528                                  4.b.
    c. LESS: Allowance for loan and lease losses.......................................3123                                  4.c.
    d. Loans and leases, net of unearned income and allowance (item 4.b. minus 4.c)...............6529                 0     4.d.
 5. Trading assets (from Schedule RC-D)...........................................................3545                 0     5.
 6. Premises and fixed assets (including capitalized leases)......................................2145                 0     6.
 7. Other real estate owned (from Schedule RC-M)..................................................2154                 0     7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)......2130                 0     8.
 9. Customers' liability to this bank on acceptances outstanding..................................2155                 0     9.
10. Intangible assets:
    a. Goodwill...................................................................................3163                 0    10.a.
    b. Other intangible assets (from Schedule RC-M)...............................................0426                 0    10.b.
11. Other assets (from Schedule RC-F).............................................................2160                143   11.
12. Total assets (sum of items 1 through 11)......................................................2170           16   790   12.


(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates not held for trading.

(3) INCLUDES ALL SECURITIES RESALE AGREEMENTS, REGARDLESS OF MATURITY.


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

SCHEDULE RE-CONTINUED


                                                                Dollar Amounts in Thousands       RCON   BIL    MIL  THOU
                                                                                                  ----   ---    ---  ----
LIABILITES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)..................2200            3  392    13.a.
       (1) Noninterest-bearing(1)............................................6631      3361                                 13.a.(1)
       (2) Interest bearing..................................................5636        31                                 13.1.(2)
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase.
    a. FEDERAL FUNDS PURHCASED(2).................................................................B993                0     14.a.
    b. SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE(3)..........................................B995                0     14.b.
15. Trading liabilities (from Schedule RC-D)......................................................3548                0     15.
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases) (from Schedule RC-M)......................................................3190                0     16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding......................................2920                0     18.
19. Subordinated notes and debentures(4)..........................................................3200                0     19.
20. Other liabilities (from Schedule RC-G)........................................................2930               228    20.
21. Total liabilities (sum of items 13 through 20)................................................2948            3  620    21.
22. Minority interest in consolidated subsidiaires................................................3000                0     22.
EQUITY CAPITAL
23. Perpctual preferred stock and related surplus.................................................3838                0     23.
24. Common stock..................................................................................3230            1  000    24.
25. Surplus (exclude all surplus related to preferred stock)......................................3839           10  030    25.
26. a. Retained earnings..........................................................................3632            2  140    26.a.
    b. Accumulated other comprehensive income(5)..................................................B530                0     26.b.
27. Other equity capital components(6)............................................................A130                0     27.
28. Total equity capital (sum of items 23 through 27).............................................3210           13  170    28.
29. Total liabilities, minority interest and equity (sum of items 21, 22 and 28...................3300           16  790    29.



Memorandum

TO BE REPORTED WITH THE MARCH REPORT ON CONDITION.

1. Indicate in the box at the right the number of the statement below that best describes the        RCON  NUMBER
   most comprehensive level of auditing work performed for the bank by independent external
   auditors as of any date during 2001...............................................................6724     1     M.1.



1 - Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 - Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3 - Attestation on the bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.

4 - Directors examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

5 - Directors' examination of the bank performed by other external auditors (may be required by state chartering authority).

6 - Review of the bank's financial statements by external auditors.

7 - Compilation of the bank's financial statements by external auditors.

8 - Other audit procedures (excluding tax preparation work).

9 - No external audit work.


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) REPORT OVERNIGHT FEDERAL HOME LOAN BANK ADVANCES IN SCHEDULE RC, ITEM 16, "OTHER BORROWED MONEY."

(3) INCLUDES ALL SECURITIES REPURCHASE AGREEMENTS, REGARDLESS OF MATURITY.

(4) Includes limited life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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